Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 13, 2020 to the Credit Agreement referenced below is by and among HURCO COMPANIES, INC., an Indiana corporation (the “Company”), HURCO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its seat (zetel) in Amsterdam, the Netherlands, with its registered office at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34114350 (the “Netherlands Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors party hereto and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of December 31, 2018 among the Company, the Netherlands Borrower, the Guarantors from time to time party thereto and the Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement, and the Lender has agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.       Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)                Section 7.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) (i) Permitted Investments and (ii) Restricted Payments permitted by Section 7.05;

(b)                Section 7.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.05       Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests (i) payable solely in additional shares of its common stock and (ii) payable in cash so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately before and after giving effect to such Restricted Payment, the sum of the unused amount of the Commitment plus the Company’s cash on hand as demonstrated to the Lender to its reasonable satisfaction shall be not less than $10,000,000, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, and (d) the Company may repurchase its Equity Interests; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of payments made by the Company for all such repurchases shall not exceed $10,000,000 for any fiscal year.

(c)                A new Section 10.20 is hereby added to the Credit Agreement to read as follows:

10.20       Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to the defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(a)                As used in this Section 10.20, the following terms shall have the meanings set forth below:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

4.       Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of this Amendment properly executed by the Loan Parties and the Lender.

5.       Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.       Representations and Warranties; No Default. Each Loan Party represents and warrants to the Lender that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) each of the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, if qualified by materiality or material or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

7.       Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8.       No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9.       Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10.       Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	HURCO COMPANIES, INC.

	By:	/s/ Michael Doar
	Name:	Michael Doar
	Title:	Chief Executive Officer

HURCO B.V.

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Managing Director and Authorized Representative

GUARANTORS:	HURCO INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary/Treasurer

HURCO INTERNATIONAL, INC.

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary/Treasurer

MILLTRONICS USA, INC.

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary/Treasurer

MACHINERY SALES CO. LLC

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Manager

HURCO MIDWEST LLC

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary/Treasurer

PROCOBOTS LLC

	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Manager

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Brian D. Smith
	Name:	Brian D. Smith
	Title:	Senior Vice President